Exhibit 6.2

AMENDMENT NO. 1 TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT

AND FIRST AMENDED AND RESTATED SECURITY AGREEMENT

This AMENDMENT NO. 1 TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT AND FIRST AMENDED AND RESTATED SECURITY AGREEMENT is made as of March 28, 2018, by and among Hylete, Inc., a California corporation (“Borrower”), Black Oak-Hylete-Senior Debt, LLC, a Utah limited liability company (“First Lender”), bocm3-Hylete-Senior Debt, LLC, a Utah limited liability company (“Second Lender”) and Black Oak-Hylete-Senior Debt 2, LLC, a Utah limited liability company (“Third Lender” and together with the First Lender, the “Lenders”).

In consideration of the mutual covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

ARTICLE I.
DEFINITIONS

When used herein, the following terms shall have the following meanings specified:

1.1      “Amendment” shall mean this Amendment No. 1 to First Amended and Restated Credit Agreement and First Amended and Restated Security Agreement.

1.2      “Credit Agreement” shall mean the First Amended and Restated Senior Credit Agreement dated as of July 28, 2017, by and among the Borrower, First Lender and Second Lender, as further amended, modified, supplemented, extended or restated from time to time.

1.3      “Security Agreement” shall mean the First Amended and Restated Security Agreement dated as of July 28, 2017, by and among the Borrower, First Lender and Second Lender, as further amended, modified, supplemented, extended or restated from time to time.

1.4      Other Capitalized Terms. All capitalized terms used in this Amendment and not specifically defined herein shall have the definitions assigned to such terms in the Credit Agreement.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

2.1      Amendments. The Credit Agreement is hereby amended as follows:

(a)       Recitals. The following is added as the third Recital to the Credit Agreement:

   WHEREAS Borrower has requested that Third Lender lend to Borrower up to an additional $500,000 in the form of a term loan to provide working capital to maintain and expand the operations of Borrower and to pay fees and expenses, and Third Lender is willing to agree to lend such amount on the terms and conditions of this Agreement.

(b)      Section 1.1. The following are added as a definition to Section 1.1 or replace the existing definitions in their entirety:

“Third Lender” means Black Oak-Hylete-Senior Debt 2, LLC, a Utah limited liability company.

“Closing Date” means each of the Initial Closing Date, Second Closing Date and the date or dates Third Lender makes any Additional Loans.

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“Lender” means First Lender, Second Lender and Third Lender and shall include any assignees of a Loan or a Note pursuant to the terms and conditions of Section 8.1 hereof.

(c)       Section 2.1(f). The following Section 2.1(1) is hereby added:

Additional Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, Third Lender has agreed to make additional loans to Borrower (the “Additional Loans”, if any, and together with the First Loan, Second Loan and Third Loan, the “Loans”) on the terms and conditions set forth in this Section 2.1(d). Third Lender shall make the first Additional Loan on or about March 30, 2018 in the amount of $250,000. Third Lender shall make the second Additional Loan on or about April 13, 2018 in the amount of $250,000. Concurrent with the delivery by Third Lender of Additional Loan proceeds to the Borrower, Borrower shall execute and deliver to Third Lender a Note dated as of the date of such funding in the principal amount of such Additional Loan.

(d)      Section 2.4. The following is added at the end of Section 2.4:

With respect to each Additional Loan, (as and if made), Borrower shall pay to bocm3, LLC, with respect to any Additional Loans made by Third Lender a nonrefundable closing fee of 5% of the amount of such Loan (the “Additional Loan Closing Fee”) to offset transaction costs of bocm3, LLC and its Affiliates. The Additional Loan Closing Fee with respect to each Additional Loan shall be payable on the date each such Additional Loan is made, and may be withheld from the proceeds of such Additional Loan. The Additional Loan Closing Fee, once paid, shall be nonrefundable under all circumstances.

(e)       Section 2.6. The following is added at the end of Section 2.6:

Upon the making of each Additional Loan, Borrower shall issue to Third Lender warrants to purchase Series A-2 Preferred Stock such that Third Lender shall have warrants to purchase 0.79365% of the Capital Stock of Borrower on a fully-diluted basis as of the Closing Date in the form attached hereto as Exhibit B.

(f)       Section 4.6. The following is added as the last sentence of Section 4.6:

The proceeds of the Additional Loans, if any, will be used solely to fund expenses in connection with this Agreement, and for general working capital purposes of Borrower, each as determined by Borrower.

2.2      Miscellaneous Amendments. The Credit Agreement, the Notes, and all other agreements and instruments executed and delivered heretofore or hereafter pursuant to the Credit Agreement are amended hereby so that any reference therein to the Credit Agreement shall be deemed to be a reference to such agreements and instruments as amended by or pursuant to this Amendment.

ARTICLE III.

AMENDMENT TO SECURITY AGREEMENT

3.1      Amendment. The Security Agreement is hereby amended to add Third Lender as a "Secured Party" to the Security Agreement.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

The Borrower hereby represents and warrants to the Lender that:

4.1      Credit Agreement. All of the representations and warranties made by the Borrower in the Credit Agreement are true and correct on the date of this Amendment, except to the extent such representation or warranty relates to a specified earlier date, in which case it continues to be true and correct as of such date. No Event of Default under the Credit Agreement has occurred and is continuing as of the date of this Amendment.

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4.2      Authorization: Enforceability. The making, execution and delivery of this Amendment and performance of and compliance with the terms of this Amendment and the terms of the Credit Agreement, as amended hereby, has been duly authorized by all necessary company action by the Borrower. This Amendment is the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.3      Absence of Conflicting Obligations. The making, execution and delivery of this Amendment and performance of and compliance with the terms of this Amendment and the terms of the Credit Agreement, as amended hereby, do not violate any presently existing provision of law or the articles or certificate of formation, certificate of organization or operating agreement of Borrower or any agreement to which a Borrower is a party or by which it or any of its assets is bound.

ARTICLE V.

MISCELLANEOUS

5.1      Continuance of Credit Agreement and Security Agreement. Except as specifically amended by this Amendment, the Credit Agreement and Security Agreement shall remain in full force and effect.

5.2      Survival. All agreements, representations and warranties made in this Amendment or in any documents delivered pursuant to this Amendment shall survive the execution of this Amendment and the delivery of any such document.

5.3      Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Utah applicable to agreements made and wholly performed within such state. The parties hereto acknowledge that this Amendment was negotiated with the assistance of counsel and, accordingly, such laws shall be applied without reference to any rules of construction regarding the draftsman hereof.

5.4      Counterparts; Headings. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. Article and section headings in this Amendment are inserted for convenience of reference only and shall not constitute a part hereof.

5.5      Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

5.6      Conditions. The effectiveness of this Amendment is subject to the Lender having received from the Borrower such documents and other materials as the Lender shall request, in form and substance satisfactory to the Lender and its counsel, including without limitation duly executed copies of this Amendment, and the payment of all fees and expenses pursuant to Section 5.9 of this Amendment.

5.7      Course of Dealing: Consent. Borrower acknowledges that neither previous waivers, extensions, and amendments granted to the Borrower by the Lender, nor the amendments and waivers granted herein, create any course of dealing or expectation with respect to any further waivers, extensions, or amendments, and Borrower further acknowledges that the Lender has no obligation whatsoever to grant any additional waivers, extensions, amendments, or forbearance.

5.8      No Defenses. Each Borrower acknowledges it has no defenses, rights of setoff, or rights of recoupment to the enforceability or payment of any of its obligations under the Credit Agreement as amended hereby.

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5.9      Expenses and Attorneys' Fees. The Borrower shall pay (a) all fees and expenses (including attorney's fees) incurred by each Lender in connection with the preparation, execution, and delivery of this Amendment, and all prior legal fees and expenses (including attorney's fees) incurred by each Lender in connection with the Credit Agreement and (b) all fees and expenses (including attorney's fees) incurred by the Borrower in connection with the preparation, execution, and delivery of this Amendment on the date hereof, which may be withheld from the proceeds of any Additional Loans by Third Lender.

5.10      Further Assurances. Borrower shall promptly execute and deliver or cause to be executed and delivered to Lenders within a reasonable time following a Lender's request, and at the expense of Borrower, such other documents or instruments as a Lender may reasonably require to in order to give effect to the intent and purposes of this Amendment.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to First Amended and Restated Credit Agreement and First Amended and Restated Security Agreement as of the day and year first written above.

HYLETE, INC.

By:
Name: Ronald L. Wilson, II
Title: CEO

BLACK OAK-HYLETE-SENIOR DEBT, LLC

By:
Name: Gregory Seare
Title:

BOCM3-HYLETE-SENIOR DEBT, LLC

By:
Name: Gregory Seare
Title:

BLACK OAK-HYLETE-SENIOR DEBT 2, LLC

By:
Name: Gregory Seare
Title:

[Signature page to Amendment No. 1 to First Amended and Restated Credit Agreement and First Amended and Restated Security Agreement]

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